CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-239188 and No. 333-263533) and the Registration Statement on Form S-3 ASR (No. 333-271968) of The AZEK Company Inc. of our report dated November 20, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLC
Chicago, Illinois
November 20, 2024